UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 29549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): April 26, 2004

GIANT GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-4323	23-0622690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 407	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273 5678

Item 5.	Other Events and Regulation FD Disclosure.

The trial date for the commencement of the pending litigation between GIANT as plaintiff and L.H. Friend, Gregory Presson and Robert Campbell (“LH Friend”) as defendants has been rescheduled from June 1, 2004 to September 1, 2004. The trial date was changed by the judge due to a scheduling conflict involving the attorney for LH Friend.

This lawsuit asserts causes of action for breach of contract, breach of fiduciary duty, constructive fraud and professional negligence arising from LH Friend’s services provided to the Company related to the acquisition of Periscope Sportswear, Inc. (“Periscope”) in December 1998. Periscope filed for bankruptcy protection in November 2000. The amount sought by GIANT in this lawsuit is approximately $35.2 million. Management is unable to predict the outcome of this legal action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

GIANT GROUP, LTD. (Registrant)

By:	/s/ Pasquale A. Ambrogio

Name:	Pasquale A. Ambrogio
Title:	Chief Financial Officer
Dated:	April 26, 2004